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                                                                        06-24-04

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 23, 2004


                           SIGHT RESOURCE CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                       0-21068                  04-3181524
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


      6725 Miami Avenue, Cincinnati, Ohio                           45243
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    (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (513) 527-9770
                                                           --------------

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          (Former name or former address, if changed since last report)


Item 2. Acquisition or Disposition of Assets

On June 24, 2004, substantially all of the assets of Kent Optical Company, a wholly owned subsidiary of Sight Resource Corporation ("SRC"), were transferred to CadleRock Joint Venture, L.P. ("CadleRock"). The transfer included the assets of Kent Optometric Providers Inc., a subsidiary of Kent Optical (all such assets being hereinafter referred to as the "Kent Assets"). In consideration of the transfer, the secured debt owing to CadleRock by SRC and its subsidiaries was reduced by $1,175,000. CadleRock immediately resold the assets to third party purchasers for the same amount.

The transfer of the Kent Assets was pursuant to an Eighth Loan Modification Agreement among SRC, its subsidiaries and CadleRock, a copy of which is being filed as an exhibit to this Current Report on Form 8-K.





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The transfer of the Kent Assets involved 20 retail optical stores in Michigan.
Contemporaneously with the transfer of the assets to CadleRock, the retail leases relating to the 20 locations were assigned by Kent Optical to the third party purchasers, and the third party purchasers assumed the obligations of Kent Optical under the leases.

As reported in Item 3 below, SRC and its subsidiaries each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on June 24, 2004 in the United States Bankruptcy Court for the Southern District of Ohio, Western Division, at Cincinnati, Ohio. Apart from Kent Optical, SRC operates or operated five retail optical chains. Those are Cambridge Eye Associates (Massachusetts and New Hampshire), Vision World (Rhode Island), E. B. Brown Opticians (Ohio and Pennsylvania), Eyeglass Emporium (Indiana) and Vision Plaza (Louisiana). SRC has requested Bankruptcy Court approval of the rejection of leases of 30 of the 32
E. B. Brown Opticians stores, all 15 Vision Plaza stores, the two remaining stores operated under the Kent Optical name, and one Eyeglass Emporium store. As of June 23, 2004, SRC discontinued operations in the stores previously operated in the locations covered by the leases as to which approval to reject has been requested.

SRC's continuing operations include 19 stores operating under the name Cambridge Eye Associates, six stores operated under the name Vision World, six stores operating under the name Eyeglass Emporium, and one E. B. Brown Opticians store.

Item 3. Bankruptcy or Receivership

SRC and its wholly owned subsidiaries each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on June 24, 2004 in the United States Bankruptcy Court for the Southern District of Ohio, Western Division, at Cincinnati, Ohio. No trustee has been appointed, and SRC and its subsidiaries continue to manage their business as debtors in possession. SRC and its subsidiaries have requested that the Court jointly administer the proceedings under Case No. 04-14987.

On June 23, 2004, SRC and its subsidiaries entered into a Ninth Loan Modification Agreement with CadleRock Joint Venture, L.P. ("CadleRock"), pursuant to which CadleRock lent $275,000 to SRC and its subsidiaries. CadleRock is a pre-filing secured creditor of SRC and its subsidiaries, and the $275,000 loan was made in anticipation of the Chapter 11 filing. That loan, like the other amounts owing by SRC and its subsidiaries to CadleRock, is secured by a security interest in substantially all assets of SRC and its subsidiaries. The $275,000 loan, together with interest thereon, is repayable in 10 equal weekly installments of beginning on July 6, 2004.

Apart from the $275,000 loan, the remaining amount of the secured indebtedness (inclusive of interest and fees) owing to CadleRock is approximately $434,000. The scheduled maturity date of the $434,000 is June 30, 2004.

The Ninth Loan Modification Agreement is being filed as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits





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     (a)  Financial Statements of Business Acquired

          Not applicable

     (b)  Pro Forma Financial Information

          Pro forma financial information (reflecting the impact of the transactions discussed in Item 2 of this Report) is not included in this Report. SRC is unable to state when the pro forma financial information will be filed.

     (c)  Exhibits

          See Exhibit Index

Item 9. Regulation of FD Disclosure

On June 24, 2004, SRC issued a press release covering (i) the matters discussed in Item 3 of this Report, (ii) the matters discussed in Item 2 of this Report,
(iii) the existence of an informal Securities and Exchange Commission inquiry concerning the Company, and (iv) an investigation being conducted under the direction of the SRC Audit Committee. A copy of the press release is being filed as an exhibit to this Report.



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             SIGHT RESOURCE CORPORATION


Date: June 24, 2004                          By: /s/ Donald L. Radcliff
                                            --------------------------------
                                                  Donald L. Radcliff
                                               Chief Financial Officer









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EXHIBIT INDEX


      Number       Description

      10.51 Eighth Loan Modification Agreement, dated June 23, 2004, between Sight Resource Corporation, its subsidiaries, and CadleRock Joint Venture, L.P.

      10.52 Ninth Loan Modification Agreement, dated June 23, 2004, between Sight Resource Corporation, its subsidiaries, and CadleRock Joint Venture, L.P.

      99.1         Sight Resource Corporation Announcement dated June 24, 2003




















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